UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant   ☑
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Highmark Funds
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Meeting of Shareholders Adjourned

PLEASE VOTE NOW
Dear Shareholder:
The meeting of shareholders for the HighMark Funds scheduled for Friday October 8, 2010 has been adjourned to Friday, October 29, 2010 with respect to certain proposals to allow shareholders more time to submit their voting instructions.  We previously mailed you proxy materials relating to all proposals to be voted on at the meeting.  This letter is being sent because you held shares in these Funds on the record date and we have not received your vote.  Often shareholders believe their positions are too small to make a difference.  That is not the case.  Every vote matters and we appreciate you taking a few minutes to cast your vote.

YOUR VOTE IS VERY IMPORTANT

Please vote using one of the following three options:

1.	VOTE VIA LIVE REP

Please call 1-866-615-7269 and a representative will be available to assist you.

2.	VOTE ONLINE

Log on to the website listed on your proxy card.  Please have your proxy card in hand to access your control number and follow the on screen instructions.

3.	Vote BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card.  Please have your proxy card in hand to access your control number and follow the recorded instructions.

Note: If you do not have your proxy card or cannot locate your control number, please call 1-866-615-7269 and a representative will assist you.

Thank you for voting.